UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 6, 2003

LIGHTBRIDGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21319	04-3065140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 South Bedford Street, Burlington, Massachusetts 01803

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (781) 359-4000

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosure.

                On February 6, 2003, Torrence C. Harder announced his retirement from the Board of Directors of Lightbridge, Inc., a Delaware corporation (“Lightbridge”).

                A copy of the press release issued by Lightbridge on February 6, 2003, which commented on Mr. Harder’s retirement, is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                  Exhibits.

99.1                           Press Release dated February 6, 2003 entitled “Lightbridge Announces Retirement of Torrence C. Harder from its Board of Directors”

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

LIGHTBRIDGE, INC.

By:	/s/ Harlan Plumley
Harlan Plumley
Vice President, Finance and Administration, Chief
Financial Officer and Treasurer

February 7, 2003